As filed with the Securities and Exchange Commission on November 6, 2009
Registration No. 333-161924

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 4 to
FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GOLDEN GREEN ENTERPRISES LIMITED
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

British Virgin Islands	3310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou 451191, China
Tel: (011) 86371-6897-0951
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mingwang Lu, Chief Executive Officer
No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou 451191, China
Tel: (011) 86371-6897-0951

(Names, addresses and telephone numbers of agents for service)

Copies to:

Joseph R. Tiano, Jr., Esq. Louis A. Bevilacqua, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, DC 20037 (202) 663-9300	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2476

Approximate date of commencement of proposed sale to public:   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum aggregate offering price(1)	Amount of registration fee (2)
Ordinary Shares, no par value (3)	4,181,817	$34,500,000	$1,926
Underwriter Representative Warrants (4)		-	-	(5)
Ordinary Shares underlying the Underwriter Representative Warrants, no par value	109,091	$900,000	$51
Total	4,290,908	$35,400,000	$1,977	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Consists of the 3,636,363 ordinary shares the registrant is offering and 545,454 ordinary shares that the underwriters have the option to purchase to cover over-allotments.
(4)	Represents ordinary shares issuable upon exercise of five-year warrants held by the Underwriter Representative.
(5)	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 23.4 to the registration statement, as amended. Exhibit 23.4 includes the consent of Jingtian & Gongcheng Law Firm to the filing of its legal opinion as Exhibit 99.2 to this registration statement, as amended. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.     Indemnification of Directors and Officers.

The Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (i) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (ii) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. To be entitled to indemnification, these persons must have acted honestly and in good faith and in what they believe to be the best interest of the Company, and in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in these issuances. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Issuance	Title	Number of Securities		Consideration
Yuying Lu	August 27, 2008	Ordinary Shares, par value $1.00 per share	1	(1)	$1
Oasis Green Investments Limited	September 13, 2008	Ordinary Shares, par value $1.00 per share	91		$1
Plumpton Group Limited	September 13, 2008	Ordinary Shares, par value $1.00 per share	5		$1
Honest Joy Group Limited	September 13, 2008	Ordinary Shares, par value $1.00 per share	3		$1
Oasis Green Investments Limited	March 17, 2009	Ordinary Shares, no par value	27,599,908		$276
Plumpton Group Limited	March 17, 2009	Ordinary Shares, no par value	1,499,995		$15
Honest Joy Group Limited	March 17, 2009	Ordinary Shares, no par value	899,997		$9
Oasis Green Investments Limited	October 19 , 2009	Ordinary Shares, no par value	2,622,000		(2)
Plumpton Group Limited	October 19 , 2009	Ordinary Shares, no par value	142,500		(2)
Honest Joy Group Limited	October 19 , 2009	Ordinary Shares, no par value	85,500		(2)

(1)           This share was transferred from Yuying Lu to Oasis Green Investments Limited on September 13, 2008.
(2)           Pursuant to an agreement dated September 15, 2009 among the Company, on one hand, and Oasis Green Investments Limited, Plumpton Group Limited, and Honest Joy Group Limited on the other hand (collectively, the “Original Stockholders”), the Company issued to each of the Original Stockholders a number of ordinary shares that was proportional to the amounts of the shares that they would have received under the terms of the Agreement of Merger and Plan of Reorganization, dated as of November 12, 2008, among China Opportunity Acquisition Corp., the Company, Wealth Rainbow Development Limited, Henan Green Complex Materials Co., Ltd, and the Original Stockholders, upon the attainment of certain financial milestones and results after the consummation of the merger thereunder. In consideration of the issuance of the ordinary shares, the Company and the Original Stockholders agreed to a mutual release of all claims relating to the merger and certain other matters.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The information required by this item is set forth on the exhibit index that follows the signature page of this Registration Statement.

(b) Financial statement schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described above in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4
For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Province of Henan, China, on the 6th  day of November, 2009.

GOLDEN GREEN ENTERPRISES LIMITED

By:	/s/ Mingwang Lu
Mingwang Lu Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mingwang Lu	Chairman and Chief Executive Officer
Mingwang Lu	(Principal Executive Officer)	November 6, 2009

/s/ Edward Meng	Chief Financial Officer	November 6, 2009
Edward Meng	(Principal Financial and Accounting Officer)

*	Director
Yi Lu

*	Director
Harry Edelson

*	Director
J.P. Huang

*	Director
Kwok Keung Wong

*	Director
Yunlong Wang

*	Director
Maotong Xu

* By: /s/ Mingwan g Lu
Mingwang Lu		November 6, 2009
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Golden Green Enterprises Limited has signed this registration statement or amendment thereto in Woodcliff Lake, New Jersey, U.S.A. on November 6, 2009.

Authorized U.S. Representative

By:	/s/ Harry Edelson
Name:	Harry Edelson
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement**

2.1
Agreement of Merger and Plan of Reorganization, dated as of November 12, 2008 by and among the registrant, China Opportunity Acquisition Corp., Wealth Rainbow Development Limited, Henan Green Complex Materials Co., Ltd and certain shareholders of Golden Green Enterprises Limited [incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

3.1
Amended and Restated Memorandum and Articles of Association, adopted on March 17, 2009 [incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to Form 20-F filed on March 23, 2009]

4.1	Specimen Unit Certificate [incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

4.2	Specimen Ordinary Share Certificate [incorporated by reference to Exhibit 4.7 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

4.3	Specimen Warrant Certificate [incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

4.4	Form of Representative’s Warrant**

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered**

5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the enforceability of Representative’s Warrant**

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain U.S. federal tax matters.**

10.1
Form of Escrow Agreement by and among the registrant, Oasis Green Investments Limited and Continental Stock Transfer & Trust Company [incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

10.2	Form of Voting Agreement [incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

10.3	Form of Lock-Up Agreement [incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-4 filed on November 12, 2008 in commission file number 333-155312-01]

10.4
English Translation of Short-Term Loan Agreement, dated July 23, 2008, between Sub-branch of Zhengzhou Branch of Shanghai Pudong Development Bank and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.1 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

Exhibit Number	Description

10.5
English Translation of Agreement for Established of Bank Payable Bills, dated October 14, 2008, between Shanghai Pudong Development Bank and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.2 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.6
English Translation of Renminbi Loan Agreement, dated July 16, 2008, between Zhengzhou Branch of China CITIC Bank and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.3 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.7
English Translation of Loan Agreement, dated November 9, 2007, between Commodity World Branch of Commercial Bank of Zhengzhou and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.4 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.8
English Translation of Real Estate Maximum Mortgage Agreement, dated March 26, 2007, between Zhengzhou Branch of Shanghai Pudong Development Bank and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.5 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.9
English Translation of Maximum Mortgage Agreement, dated April 21, 2008, between Xiangyang Credit Union of Zhengzhou Rural Credit Cooperatives and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.6 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.10
English Translation of Credit Granting Agreement, valid from July 21, 2008, between Guangdong Development Bank Zhengzhou Huanghe Road Sub-branch and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.7 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.11
English Translation of Agreement, dated September 16, 2003, between Xinzheng City Longhu Town People’s Government and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.8 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.12
English Translation of Lease Agreement for Land Use Right and Buildings, dated November 10, 2008, between Zhengzhou the Second Iron & Steel Co., Ltd. and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.9 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

Exhibit Number	Description

10.13
English Translation of Agreement for the Repayment, dated March 30, 2008, by and among Lu Mingwang, Lu Baiwang, Ren Shouze, Yue Tiansui, Bai Zhengsheng, Lu Yi, Zhang Qihong, Lu Mingwang, Chen Zheyu, Zhang Shuiping, Liu Bingshen, and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.10 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.14
English Translation of Bank Payable Bills Agreement, dated October 14, 2008, between Huang Sub-Branch of Zhengzhou Branch of Guangfa Bank, Da Sub-Branch of Zhengzhou Branch of Pufa Bank, and Henan Green Complex Materials Co., Ltd [incorporated by reference to Exhibit 10.17.11 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4 filed on January 29, 2009 in commission file number 333-155312-01]

10.15
English Translation of Form of Labor Contract for all employees of Henan Green, including executive officers[incorporated by reference to Exhibit 4.15 to the registrant’s Annual Report on Form 20-F filed on July 15, 2009]

10.16
Form of Agreement, dated as of September 15, 2009, by and among the registrant, Oasis Green Investments Limited, Plumpton Group Limited, and Honest Joy Group Limited.[incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form F-1 filed on September 15, 2009 in commission file number 333-161924]

21.1	List of the registrant’s subsidiaries [incorporated by reference to Exhibit 8.1 to the registrant’s Annual Report on Form 20-F filed on July 15, 2009]

23.1	Consent of UHY VOCATION HK CPA LIMITED, Independent Registered Public Accounting Firm**

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)**

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 8.1)**

23.4	Consent of Jingtian & Gongcheng Law Firm*

23.5	Consent of Freedonia Custom Research, Inc.**

24.1	Powers of Attorney (included in the signature page of this Registration Statement)

99.1	Code of Ethics [incorporated by reference to Exhibit 14.1 to the registrant’s Annual Report on Form 20-F filed on July 15, 2009]

99.2	Form of opinion of Jingtian & Gongcheng, the People's Republic of China Counsel to the Registrant.**

* Filed herewith
** Previously filed